UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT NO. 333-92863

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-3

REGISTRATION STATEMENT NO. 333-54176

(as amended January 31, 2001)

UNDER

THE SECURITIES ACT OF 1933

Enterasys Networks, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-2797263
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

50 Minuteman Road

Andover, MA 01810

(Address of Principal Executive Offices)

GERALD M. HAINES II

Executive Vice President of Strategic Affairs and Chief Legal Officer

Enterasys Networks, Inc.

50 Minuteman Road

Andover, MA 01810

(978) 684-1000

(Name, address, and telephone number, including area code, of Agent for Service)

With a copy to:

James W. Loss, Esq.

Bingham McCutchen LLP

600 Anton Blvd., 18th Floor

Costa Mesa, CA 92626

(714) 830-0600

The registrant hereby requests that this Post-Effective Amendment No. 1 become effective as soon as practicable pursuant to Section 8(c) of the Securities Act of 1933.

TERMINATION OF OFFERING AND REMOVAL OF SECURITIES FROM REGISTRATION

On December 16, 1999, Cabletron Systems, Inc. (“Cabletron”) filed Registration Statement No. 333-92863 on Form S-3 to register 10,000 shares of common stock, $.01 par value per share, of Cabletron common stock (“Common Stock”) owned by the selling stockholders listed therein (the “Selling Stockholders”).

On January 23, 2001, Cabletron filed Registration Statement No. 333-54176 on Form S-3, as it was amended and supplemented from time to time thereafter to register 40,000 shares of Common Stock, $.01 par value per share, owned by the selling stockholders listed therein (the “Selling Stockholders”).

Pursuant to an undertaking made in Item 17 of the Registration Statements, Enterasys Networks, Inc. hereby removes from registration all shares of Common Stock that have not been sold by the Selling Stockholders pursuant to such Registration Statement during the effective period.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Andover, Commonwealth of Massachusetts, on March 13, 2006.

Enterasys Networks, Inc.

By:	/s/ Gerald M. Haines II
Gerald M. Haines II Executive Vice President of Strategic Affairs and Chief Legal Officer

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments to the registration statements on Form S-3 have been signed below by the following persons in the capacities indicated on March 13, 2006.

SIGNATURE	TITLE

/s/ Mark R. Stone Mark R. Stone	Director

/s/ Roderick Sherwood III Roderick Sherwood III	Director

/s/ Steven C. Yager Steven C. Yager	Director

/s/ Scott M. Honour Scott M. Honour	Director

/s/ Ryan D. Wald Ryan D. Wald	Director

/s/ Steven C. Chang Steven C. Chang	Director

/s/ Mark Aslett Mark Aslett	Director